Exhibit 5.1

Sears Tower, Suite 5800
233 S. Wacker Dr.
Chicago, Illinois 60606
Tel: (312) 876-7700 Fax: (312) 993-9767
www.lw.com

FIRM / AFFILIATE OFFICES
	Boston	New York
	Brussels	Northern Virginia
	Chicago	Orange County
	Frankfurt	Paris
	Hamburg	San Diego
	Hong Kong	San Francisco
	London	Shanghai
August 15, 2006	Los Angeles	Silicon Valley
	Milan	Singapore
	Moscow	Tokyo
	New Jersey	Washington, D.C.
Manor Care, Inc.
333 N. Summit Street
Toledo, Ohio 43604-2617

Re:	Registration Statement for $250,000,000 Aggregate Principal Amount of 2% Convertible Senior Notes due 2036 and Related Guarantees and 5,527,275 Shares of Common Stock
Ladies and Gentlemen:
     We have acted as special counsel to Manor Care, Inc., a Delaware corporation (the “Company"), in connection with the registration for resale of $250,000,000 aggregate principal amount of 2% Convertible Senior Notes due 2036 by the holders thereof (the “Notes”), the guarantees of the Notes (the “Guarantees”) by the guarantors listed on Schedule 1 attached hereto (the "Guarantors”), and 5,527,275 shares of common stock, par value $0.01 per share (the “Common Stock”), issuable upon conversion of the Notes, under the Securities Act of 1933, as amended (the "Act”), by the Company and the Guarantors, pursuant to a registration statement on Form S-3 under the Act filed with the Securities and Exchange Commission (the “Commission”) on August 15, 2006, as may be amended from time to time (the “Registration Statement”). The Notes and the Guarantees have been issued under an Indenture, dated as of May 17, 2006 (the “Indenture”), among the Company, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or Prospectus, other than as to the enforceability of the Notes and the validity of the Common Stock.
     As such counsel we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon the foregoing and upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.
     We are opining herein as to the internal laws of the State of New York and the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state. Various matters concerning the Guarantees are addressed in the opinion of

August 15, 2006

     Richard A. Parr II, Esq. of even date herewith, which has been provided separately, and we express no opinion with respect to those matters.
     Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:
(1) The Notes have been duly authorized by all necessary corporate action of the Company and constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
(2) When certificates (in the form of the specimen certificates examined by us) representing the shares of Common Stock initially reserved for issuance upon conversion of the Notes have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock, and have been delivered against surrender of the converted Notes in accordance with the Indenture, the issuance and sale of such Common Stock will have been duly authorized by all necessary corporate action of the Company, and the Common Stock so issued will be validly issued, fully paid and nonassessable.
     The opinion rendered in paragraph (1) above, relating to the enforceability of the Notes is subject to the following exceptions, limitations and qualifications: (a) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (b) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought; (c) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (d) we express no opinion concerning the enforceability of any provision to the effect that a guarantor is liable as a primary obligor and not merely as a surety.
     With your consent, we have assumed (a) that the Indenture has been duly authorized, executed and delivered by, and constitutes a legally valid and binding obligation of, the Trustee, enforceable against it in accordance with its terms, and (b) that the status of the Indenture, the Notes and the Guarantees as legally valid and binding obligations of the respective parties thereto is not affected by any (i) breaches of, or defaults under, agreements or instruments; (ii) violations of statutes, rules, regulations or court or governmental orders; or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.
     This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of federal securities laws. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Validity of Securities.” In giving such consent, we do not thereby admit that we are in the

August 15, 2006

category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Latham & Watkins LLP

Schedule 1
Guarantors
AMERICAN HOSPITAL BUILDING CORPORATION
AMERICAN REHABILITATION GROUP, INC.
AMERICANA HEALTHCARE CENTER OF PALOS TOWNSHIP, INC.
AMERICANA HEALTHCARE CORPORATION OF GEORGIA
ANCILLARY SERVICES MANAGEMENT, INC.
ANCILLARY SERVICES, LLC
ANNANDALE ARDEN, LLC
BAILY NURSING HOME, INC.
BAINBRIDGE ARDEN, LLC
BATH ARDEN, LLC
BINGHAM FARMS ARDEN, LLC
BIRCHWOOD MANOR, INC.
BOOTH LIMITED PARTNERSHIP
CANTERBURY VILLAGE, INC.
CHARLES MANOR, INC.
CHESAPEAKE MANOR, INC.
CLAIRE BRIDGE OF ANDERSON, LLC
CLAIRE BRIDGE OF AUSTIN, LLC
CLAIRE BRIDGE OF KENWOOD, LLC
CLAIRE BRIDGE OF SAN ANTONIO, LLC
CLAIRE BRIDGE OF SUSQUEHANNA, LLC
CLAIRE BRIDGE OF WARMINSTER, LLC
COLEWOOD LIMITED PARTNERSHIP
COLONIE ARDEN, LLC
COMMONWEALTH PHYSICAL THERAPY AND REHABILITATION, INC.
CRESTVIEW HILLS ARDEN, LLC
DEKALB HEALTHCARE CORPORATION
DEVON MANOR CORPORATION
DISTCO, INC.
DIVERSIFIED REHABILITATION SERVICES, INC.
DONAHOE MANOR, INC.
EAST MICHIGAN CARE CORPORATION
EXECUTIVE ADVERTISING, INC.
EYE-Q NETWORK, INC.
FIRST LOUISVILLE ARDEN, LLC
FOUR SEASONS NURSING CENTERS, INC.
FRESNO ARDEN, LLC
GENEVA ARDEN, LLC
GEORGIAN BLOOMFIELD, INC.
GREENVIEW MANOR, INC.
HANOVER ARDEN, LLC

HCR HOME HEALTH CARE AND HOSPICE, INC.
HCR INFORMATION CORPORATION
HCR MANOR CARE SERVICES, INC. (f/k/a HEARTLAND CAREPARTNERS, INC.)
HCR MANORCARE MEDICAL SERVICES OF FLORIDA, INC.
HCR PHYSICIAN MANAGEMENT SERVICES, INC.
HCR REHABILITATION CORP.
HCRA OF TEXAS, INC.
HCRC INC.
HEALTH CARE AND RETIREMENT CORPORATION OF AMERICA
HEARTLAND CARE, LLC
HEARTLAND EMPLOYMENT SERVICES, LLC
HEARTLAND HOME CARE, INC.
HEARTLAND HOME HEALTH CARE SERVICES, INC.
HEARTLAND HOSPICE SERVICES, INC.
HEARTLAND INFORMATION SERVICES, INC. (f/k/a HEARTLAND MEDICAL INFORMATION SERVICES, INC.)
HEARTLAND MANAGEMENT SERVICES, INC.
HEARTLAND REHABILITATION SERVICES OF FLORIDA, INC.
HEARTLAND REHABILITATION SERVICES OF NEW JERSEY, INC. (f/k/a HERBERT LASKIN, RPT — JOHN
MCKENZIE, RPT PHYSICAL THERAPY PROFESSIONAL ASSOCIATES, INC.)
HEARTLAND REHABILITATION SERVICES OF VIRGINIA, INC. (f/k/a BLUE RIDGE REHABILITATION SERVICES,
INC.)
HEARTLAND REHABILITATION SERVICES, INC.
HEARTLAND SERVICES CORP.
HEARTLAND THERAPY PROVIDER NETWORK, INC.
HGCC OF ALLENTOWN, INC.
IN HOME HEALTH, INC.
INDUSTRIAL WASTES, INC.
IONIA MANOR, INC.
JACKSONVILLE HEALTHCARE CORPORATION
JEFFERSON ARDEN, LLC
KENWOOD ARDEN, LLC
KNOLLVIEW MANOR, INC.
LEADER NURSING AND REHABILITATION CENTER OF BETHEL PARK, INC.
LEADER NURSING AND REHABILITATION CENTER OF GLOUCESTER, INC.
LEADER NURSING AND REHABILITATION CENTER OF SCOTT TOWNSHIP, INC.
LEADER NURSING AND REHABILITATION CENTER OF VIRGINIA INC.
LINCOLN HEALTH CARE, INC.
LIVONIA ARDEN, LLC
MANOR CARE AVIATION, INC.
MANOR CARE OF AKRON, INC.
MANOR CARE OF AMERICA, INC
MANOR CARE OF ARIZONA, INC.
MANOR CARE OF ARLINGTON, INC.

MANOR CARE OF CANTON, INC.
MANOR CARE OF CHARLESTON, INC.
MANOR CARE OF CINCINNATI, INC.
MANOR CARE OF COLUMBIA, INC.
MANOR CARE OF DARIEN, INC.
MANOR CARE OF DELAWARE COUNTY, INC.
MANOR CARE OF FLORIDA, INC.
MANOR CARE OF HINSDALE, INC.
MANOR CARE OF KANSAS, INC.
MANOR CARE OF KINGSTON COURT, INC.
MANOR CARE OF LARGO, INC.
MANOR CARE OF LEXINGTON, INC.
MANOR CARE OF MEADOW PARK, INC.
MANOR CARE OF MIAMISBURG, INC.
MANOR CARE OF NORTH OLMSTED, INC.
MANOR CARE OF PINEHURST, INC.
MANOR CARE OF ROLLING MEADOWS, INC.
MANOR CARE OF ROSSVILLE, INC.
MANOR CARE OF WILLOUGHBY, INC.
MANOR CARE OF WILMINGTON, INC.
MANOR CARE OF YORK (NORTH), INC.
MANOR CARE OF YORK (SOUTH), INC.
MANOR CARE SUPPLY COMPANY
MANORCARE HEALTH SERVICES OF NORTHHAMPTON COUNTY, INC.
MANORCARE HEALTH SERVICES OF OKLAHOMA, INC.
MANORCARE HEALTH SERVICES OF VIRGINIA, INC.
MANORCARE HEALTH SERVICES, INC.
MARINA VIEW MANOR, INC.
MEDI-SPEECH SERVICE, INC.
MEMPHIS ARDEN, LLC
MILESTONE HEALTH SYSTEMS, INC.
MILESTONE HEALTHCARE, INC.
MILESTONE REHABILITATION SERVICES, INC.
MILESTONE STAFFING SERVICES, INC.
MILESTONE THERAPY SERVICES, INC.
MNR FINANCE CORP.
NAPA ARDEN, LLC
PEAK REHABILITATION, INC.
PERRYSBURG PHYSICAL THERAPY, INC.
PNEUMATIC CONCRETE, INC.
PORTFOLIO ONE, INC.
REHABILITATION ADMINISTRATION CORPORATION
REINBOLT & BURKAM, INC.
RICHARDS HEALTHCARE, INC.
RIDGEVIEW MANOR, INC.

ROANOKE ARDEN, LLC
ROLAND PARK NURSING CENTER, INC.
RVA MANAGEMENT SERVICES, INC.
SAN ANTONIO ARDEN, LLC
SILVER SPRING — WHEATON NURSING HOME, INC.
SILVER SPRING ARDEN, LLC
SPRINGHILL MANOR, INC.
STEWALL CORPORATION
STRATFORD MANOR, INC.
STUTEX CORP.
SUN VALLEY MANOR, INC.
SUSQUEHANNA ARDEN LLC
TAMPA ARDEN, LLC
THE NIGHTINGALE NURSING HOME, INC.
THERASPORT PHYSICAL THERAPY, INC.
THREE RIVERS MANOR, INC.
TOTALCARE CLINICAL LABORATORIES, INC.
TUSCAWILLA ARDEN, LLC
WALL ARDEN, LLC
WARMINSTER ARDEN LLC
WASHTENAW HILLS MANOR, INC.
WHITEHALL MANOR, INC.
WILLIAMSVILLE ARDEN, LLC